                                                                    EXHIBIT 10.6


                               DEED OF TRUST NOTE


$5,782,900.00                                                   Phoenix, Arizona
                                                                January 29, 2001


         FOR VALUE RECEIVED, the undersigned, ARV CHANDLER VILLAS, L.P., a California limited partnership, promises to pay to RED MORTGAGE CAPITAL, INC., an Ohio corporation, or order, at its principal office at 150 East Gay Street, 22nd Floor, Columbus, Ohio 43215, or at such other place as may be designated in writing by the holder of this Note, the principal sum of FIVE MILLION SEVEN HUNDRED EIGHTY-TWO THOUSAND NINE HUNDRED AND NO/100THS DOLLARS ($5,782,900.00), with interest thereon from the date hereof at the rate of Eight and six hundredths per centum (8.06 %) per annum on the unpaid balance until paid. The principal and interest shall be payable in monthly installments as follows:

                  Interest alone shall be due and payable on the first day of February, 2001. Commencing on March 1, 2001, monthly installments of interest and principal shall be due and payable in the sum of Forty-One Thousand Three Hundred Twenty-Five and 94/100ths Dollars ($41,325.94) each, such payments to continue monthly thereafter on the first day of each succeeding month until the entire indebtedness has been paid in full. In any event, the balance of principal (if any) remaining unpaid, plus accrued interest, shall be due and payable February 1, 2036. The installments of principal and interest shall be applied first to interest at the applicable rate aforesaid upon the principal sum or so much thereof as shall from time to time remain unpaid, and the balance thereof shall be applied on account of principal.

         Both principal and interest under this Note shall be payable at the office of RED MORTGAGE CAPITAL, INC., at its principal office at 150 East Gay Street, 22nd Floor, Columbus, Ohio 43215, or such other place as the holder may designate in writing.

                                     -- 2 --


                            ARV CHANDLER VILLAS, L.P.
                            a California limited partnership

                            By: American Retirement Villas Properties III, L.P.
                                a California limited partnership
                                General Partner

                                By: ARV Assisted Living, Inc.
                                    a Delaware corporation
                                    General Partner


                                    By:
                                        ----------------------------------------
                                        Douglas Armstrong
                                        Vice President